Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of August 31, 2009 (this “Agreement”), by and between The Walt Disney Company, a Delaware corporation (“Parent”), Marvel Entertainment, Inc., a Delaware corporation (“Company”), and the parties listed on Schedule A attached hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Parent, Maverick Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Maverick Merger Sub, LLC, a single member Delaware limited liability company and wholly owned subsidiary of Parent (“Merger LLC”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the Surviving Corporation, and as soon as reasonably practicable thereafter, the Surviving Corporation will merge with and into Merger LLC, on the terms and subject to the conditions of the Merger Agreement (the “Merger”). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Merger Agreement;

WHEREAS, each Stockholder is the record and beneficial owner of the shares of Company Common Stock, par value $0.01 per share, set forth opposite such Stockholder’s name on Schedule A hereto (together, with any additional securities of the Company described in Section 1.2, being referred to herein as the “Subject Shares”);

WHEREAS, prior to the date hereof, the Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby for purposes of Section 203 of the DGCL; and

WHEREAS, as a material inducement to enter into the Merger Agreement and to consummate the Merger, Parent has required that each of the Stockholders enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Voting of Subject Shares.

Section 1.1 Voting Agreement.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each of the Stockholders shall Vote (or cause to be Voted) such Stockholder’s Subject Shares in favor of adoption of the Merger Agreement and approval of each of the transactions contemplated thereby and any other action reasonably requested by Parent in furtherance thereof. Furthermore, none of the Stockholders shall knowingly take any action inconsistent with this Section 1.1(a), prior to the Expiration Time.

(b) In addition to the foregoing, prior to the Expiration Date, at any meeting of the Company Stockholders or at any adjournment or postponement thereof or in any other circumstances upon which any Vote, consent or other approval is sought, each of the Stockholders shall Vote (or cause to be Voted) all of such Stockholder’s Subject Shares against (i) the approval of any Alternative Transaction or the adoption of any agreement relating to any Alternative Transaction and (ii) any amendment of the Company Charter or Company Bylaws or any other action, agreement, proposal or transaction involving the Company or any of its Subsidiaries which amendment or other action, agreement, proposal or transaction would, or would reasonably be expected to, result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholders contained in this Agreement or would, or would reasonably be expected to, in any manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger, the Merger Agreement or any of the transactions contemplated hereby or by the Merger Agreement.

(c) Notwithstanding the foregoing, each of the Stockholders shall remain free to Vote such Stockholder’s Subject Shares with respect to any matter not covered by this Section 1.1, but only to the extent that such Vote would not reasonably be expected to, in any manner compete with, interfere with, impede, frustrate, prevent, burden, delay or nullify the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement. For purposes of this Agreement, “Vote” shall mean voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, without limitation, consenting in accordance with Section 228 of the DGCL) or taking other action in favor of or against any action; “Voting” and “Voted” shall have correlative meanings. Any such Vote shall be cast, or consent shall be given, for purposes of this Section 1, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such Vote or consent.

(d) Each Stockholder hereby severally and irrevocably grants to, and appoints, Parent and each of its executive officers and any of them in their capacities as officers of Parent, such Stockholder’s proxies and attorneys-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to Vote all of such Stockholder’s Subject Shares in accordance with Sections 1.1(a) and 1.1(b) of this Agreement until the Expiration Date.

(e) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable and that all such proxies are hereby revoked.

(f) Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.1 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked prior to the termination of this Agreement pursuant to Section 6 hereof, at which time such proxy shall automatically terminate. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

Section 1.2 Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares on, of or affecting the Subject Shares, or (b) that any of the Stockholders shall have become the beneficial owners of any additional shares of common stock or other securities of the Company, then all shares of common stock or other securities of the Company held by any Stockholder immediately following the effectiveness of any event described in clause (a) or any of the Stockholders becoming the beneficial owners of the shares or other securities as described in clause (b), shall, in each case, automatically and without any further action become Subject Shares hereunder.

Section 1.3 Waiver of Appraisal Rights. Each of the Stockholders hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal, dissenters’ rights or similar rights that such Stockholder may have in connection with the Merger.

2. Transfer Restrictions and Obligations.

Section 2.1 Lock-Up. After the execution of this Agreement and until the Expiration Date, no Stockholder will, directly or indirectly:

(a)	sell, transfer, exchange, offer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of (collectively, a “Transfer”), or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other Person or enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of any Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares, any other capital stock of the Company or any interest in any of the foregoing with any Person;

(b)	grant any proxies, options or rights of first offer or refusal with respect to the Subject Shares;

(c)	enter into any voting agreement, voting trust or other voting arrangements with respect to any of the Subject Shares;

(d)	enter into a swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any Subject Shares; or

(e)	create or permit to exist any Encumbrance affecting any of the Subject Shares.

The foregoing requirements shall not prohibit any Transfer (a) under any Stockholder’s will or pursuant to laws of descent and distribution or any such Transfer to an immediate family member or a family trust for the benefit of immediate family members or (b) to a charitable organization described in Section 170(c) of the Code by a Stockholder in amount and frequency consistent with past practice over the past three years described on Schedule B hereto, so long as the other party to such Transfer or other arrangement executes this Agreement (or a joinder thereto in a form reasonably satisfactory to Parent) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer or arrangement, such Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants under this Agreement.

Section 2.2 Other Obligations. From and after the date of this Agreement, each of the Stockholders agrees (a) not to, and to cause any investment banker, attorney or other advisor or representative of such Stockholder not to, directly or indirectly, solicit, initiate, knowingly encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any Alternative Transaction Proposal, or negotiate, explore or otherwise engage in discussions with any Person with respect to any Alternative Transaction, or approve, endorse or recommend any Alternative Transaction, or enter into any agreement, arrangement or understanding with respect to any Alternative Transaction and (b) not to take any action which makes, or would reasonably be expected to make, any representation or warranty of such Stockholder herein untrue or incorrect. Each of the Stockholders shall notify Parent promptly (but in any event within twenty-four (24) hours) of any such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, such Stockholder or, to the Stockholder’s knowledge, any of its representatives, indicating the name of such Person and providing to Parent a summary of the material terms of such proposal or offer for an Alternative Transaction.

3. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Parent that:

(a) such Stockholder is the record and beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act, but without regard to any conditions (including the passage of time) to the acquisition of beneficial ownership of such shares) of, and has good and valid and marketable title to, such Stockholder’s Subject Shares free and clear of all Encumbrances;

(b) as of the date hereof, such Stockholder is not the record or beneficial owner of any shares of Company Common Stock, any securities convertible into or exchangeable for any shares of Company Common Stock or other voting securities or instruments of the Company, other than such Stockholder’s Subject Shares;

(c) if such Stockholder is a natural person, such Stockholder has all power and authority to execute this Agreement and to consummate the transactions contemplated by this Agreement;

(d) if such Stockholder is other than a natural person, (i) such Stockholder (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite organizational action and no other organizational proceedings on the part of such Stockholder are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby;

(e) this Agreement has been duly and validly executed and delivered by such Stockholder, and assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity); and

(f) the execution, delivery and timely performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both): (i) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Authority or other party, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 (as applicable) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) if such Stockholder is other than a natural person, contravene or conflict with the certificate of incorporation or the bylaws or other organizational documents of such Stockholder, (iii) except as set forth on Schedule 3(f)(iii) hereto, result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of an Encumbrance under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s assets is bound or (iv) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to such Stockholder, except in the case of clauses (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Stockholder to perform its obligations under this Agreement or prevent or delay the consummation of the transactions contemplated by this Agreement.

Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the Expiration Date.

4. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that:

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement;

(b)(i) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby and (ii) this Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by each of the Stockholders, constitutes a valid and binding agreement of Parent enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity); and

(c) the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both): (i) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Authority or other party, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 (as applicable) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) contravene or conflict with the certificate of incorporation or the bylaws of Parent, (iii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of an Encumbrance under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound or (iv) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent, except in the case of clauses (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent to perform its obligations under this Agreement or prevent or delay the consummation of the transactions contemplated by this Agreement.

5. Covenants of the Stockholders and Parent. To the extent reasonably requested by Parent, each of the Stockholders shall use such Stockholder’s commercially reasonable efforts to cooperate with Parent in making all filings with, and to obtain consents of, all third parties and Governmental Authorities reasonably necessary or desirable for the consummation of the transactions contemplated by this Agreement. Each of the Stockholders shall notify Parent of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any representation or warranties set forth in Section 3 herein.

6. Termination. This Agreement and the proxy granted pursuant to Section 1.1(d) hereof shall terminate upon and shall have no further force or effect after the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms (such earliest to occur shall be the “Expiration Date”); provided, that any termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

7. Fiduciary Duties. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each of the Stockholders is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder in such Stockholder’s capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement or following the termination of the Merger Agreement.

8. Miscellaneous.

Section 8.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

Section 8.2 Amendments and Modification. This Agreement may not be amended, modified, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 8.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile (receipt confirmed) or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

Telecopy: (818) 560-7896

Attention: Alan N. Braverman

Tom Staggs

with a copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019

Telecopy: (212) 259-6333

Attention: Morton A. Pierce, Esq.

Chang-Do Gong, Esq.

if to Company, to:

Marvel Entertainment, Inc.

417 Fifth Avenue

New York, New York 10016

Telecopy: (212) 576-4005

Attention: John Turitzin, Executive Vice President

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street, First Floor

New York, NY 10022

Telecopy: (212) 230-7752

Attention: Michael Zuppone, Esq.

and:

Paul, Hastings, Janofsky & Walker LLP

4747 Executive Drive, Twelfth Floor

San Diego, CA 92121

Telecopy: (858) 458-3130

Attention: Carl R. Sanchez, Esq.

and if to any of the Stockholders, to:

Isaac Perlmutter

P.O. Box 1028

Lake Worth, FL 33460

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street, First Floor

New York, NY 10022

Telecopy: (212) 230-7752

Attention: Michael Zuppone, Esq.

and:

Paul, Hastings, Janofsky & Walker LLP

4747 Executive Drive, Twelfth Floor

San Diego, CA 92121

Telecopy: (858) 458-3130

Attention: Carl R. Sanchez, Esq.

Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement.

Section 8.5 Entire Agreement. This Agreement and the documents and the instruments referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof. The parties acknowledge and agree that there were no prior agreements, arrangements or understandings, either written or oral, among the parties with respect to the subject matter hereof.

Section 8.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable in any applicable jurisdiction, (a) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.7 Governing Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Section 8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated by the Merger Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief. PARENT, THE COMPANY AND THE STOCKHOLDERS EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.9 Extension, Waiver. At any time prior to the Expiration Date, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are transferred prior to the Expiration Date. No assignment by any party hereto shall relieve such party of its obligations under this Agreement.

Section 8.11 No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.12 Agreement Negotiated. The form of this Agreement has been negotiated by or on behalf of Parent and the Stockholders, each of which was represented by their own attorneys who have carefully negotiated the provisions hereof. No law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement.

Section 8.13 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

THE WALT DISNEY COMPANY

By:	/s/ Alan N. Braverman
Name:	Alan N. Braverman
Title:	Senior Executive Vice President, General Counsel and Secretary

MARVEL ENTERTAINMENT, INC.

By:	/s/ Isaac Perlmutter
Name:	Isaac Perlmutter
Title:	Chief Executive Officer

ISAAC PERLMUTTER

By:	/s/ Isaac Perlmutter
Name:	Isaac Perlmutter

OBJECT TRADING CORP.

By:	/s/ Isaac Perlmutter
Name:	Isaac Perlmutter
Title:	President

ZIB INC.

By:	/s/ Isaac Perlmutter
Name:	Isaac Perlmutter
Title:	President

ISAAC PERLMUTTER TRUST

By:	/s/ Isaac Perlmutter
Name:	Isaac Perlmutter
Title:	Trustee

Schedule A

Name and Address of Stockholder	Number of Outstanding Shares of Common Stock Owned of Record	Number of Shares Under Options for Common Stock that are Exercisable within 60 days	Other Shares Beneficially Owned
Mr. Perlmutter Marvel Entertainment, Inc. 417 Fifth Avenue New York, NY 10016	206,355	1,264,354	28,681,430

Object Trading Corp. P.O. Box 1028 Lake Worth, FL 33460	14,622,680	0	0

Zib, Inc. P.O. Box 1028 Lake Worth, FL 33460	3,694,645	0	0

Isaac Perlmutter Trust 01/28/1993 P.O. Box 1028 Lake Worth, FL 33460	10,364,105	0	18,317,325

Schedule B

None.

Schedule 3(f)(iii)

None.